EXHIBIT 10.1

Orchard Capital Corp.                                               Confidential

                               SERVICES AGREEMENT

                          dated as of January 30, 2011

                                 by and between

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

                                   as Company

                                       and

                           ORCHARD CAPITAL CORPORATION

                               as Service Provider
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Orchard Capital Corp.                                               Confidential
                                TABLE OF CONTENTS

Definitions and Interpretation.................................................3

Appointment and Authority of Service Provider; Provision of Services...........4

Fees...........................................................................4

Limitation of Liability........................................................5

Indemnification................................................................5

Termination....................................................................6

Assignment and Sub-Contracting.................................................7

Notices........................................................................7

Binding Nature of Agreement; Successors and Assigns; Amendment.................8

Entire Agreement...............................................................8

Controlling Law................................................................8

Choice of Forum................................................................8

Waiver of Jury Trial...........................................................8

Independent Contractor.........................................................9

Third Party Beneficiary Rights.................................................9

Indulgences Not Waivers........................................................9

Titles Not to Affect Interpretation............................................9

Execution in Counterparts......................................................9

Provisions Separable...........................................................9
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Orchard Capital Corp.                                               Confidential

                               SERVICES AGREEMENT

      This SERVICES AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 30, 2011, is entered into by and between ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC, a Florida corporation with offices located at 335 Connie Crescent, Concord, Ontario, Canada, L4K 5R2 as the company (together with its successors and assigns permitted hereunder, the "Company"), and ORCHARD CAPITAL CORPORATION, a California corporation, with offices located at 6922 Hollywood Boulevard, Suite 900, Los Angeles, California 90028, as service provider (together with its successors and assigns permitted hereunder, "Service Provider").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Company and its Affiliates are in the business of manufacturing and marketing catalytic emission conversion, control and support products and technologies;

      WHEREAS, the Service Provider is in the business of providing financial services, legal services, personnel services and other similar human resources support to, among others, the Company and its Affiliates; and

      WHEREAS, the Company and its Affiliates on the one hand, and the Service Provider on the other hand, wish to amend and restate all existing agreements and understandings between them for the provision of services, whether written or oral, as set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Service Provider agree as follows:

Section 1. Definitions and Interpretation.

      "Affiliate" means any other Person that, directly or indirectly, Controls, is Controlled by or under common Control with such Person, or is a director or officer of such Person.

      "Business Day" means a day, other than a Saturday or a Sunday, on which banks are generally open for business in Los Angeles, California and/or Concord, Ontario, Canada.

      "Control," and the correlative term "Controlled," means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Fees" means the charges for the provision of the Services as set out in the applicable Services Schedules.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.


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      "Service Schedule" means each of the Schedules attached to this Agreement that set forth the Services to be provided by Service Provider to the Company and/or its Affiliates and any future schedules setting forth the additional services as agreed upon between the parties hereto.

      The use of the terms "include" or "including" shall be construed without limitation to the words following; words denoting the singular number only include the plural and vice versa; words denoting any gender include all genders and words denoting persons include firms and corporations and vice versa.

Section 2. Appointment and Authority of Service Provider; Provision of Services.

      (a) The Company hereby appoints Orchard Capital Corporation ("OCC") as Service Provider and directs Service Provider to perform such duties as are described in the Service Schedules (collectively, the "Services"). OCC hereby accepts such appointment and appoints Mark Yung to act on OCC's behalf in providing the Services, and, subject to and in accordance with the applicable terms and provisions of this Agreement, agrees to perform the Services during the applicable term set forth herein or in the applicable Service Schedule to and for the benefit of the Company and any of its Affiliates identified in the applicable Service Schedule. OCC reserves the rights to replace Mark Yung at its sole discretion.

      (b) If the Company desires Service Provider to provide the Company and/or an Affiliate with additional services not set forth on a Service Schedule, the Company and Service Provider shall discuss in good faith the addition of such additional services to a new or existing Service Schedule and, upon the parties' written agreement on such new or amended Service Schedule, such additional services shall be deemed "Services" for all purposes in this Agreement.

      (c) Service Provider shall, and is hereby authorized by the Company to, perform the Services in a manner consistent with applicable law and in accordance with the applicable terms and provisions hereof. Service Provider shall use all reasonable skill, care and diligence in the performance of the Services. Service Provider shall follow the customary standards, policies and procedures currently used by it in the performance of such Services for itself and for other Persons.

      (d) Service Provider may perform any Services directly or by or through agents, accountants, experts, attorneys or Affiliates. Service Provider shall exercise reasonable care in the selection of any such third parties. Service Provider shall remain fully responsible and liable for the performance of the Services notwithstanding any delegation to any such third party. Performance by any such third party of any Services shall be deemed to be performance thereof by Service Provider.

Section 3. Fees.

      (a) In consideration of and subject to the supply of the Services in accordance with the terms of this Agreement, the Company shall pay to Service Provider the Fees.

      (b) Service Provider will invoice the Company monthly in arrears for all Services provided during the preceding month. The Company shall pay such invoice within thirty (30) Business Days of receipt thereof.


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      (c) For any Services for which the Fees are based on a cost or cost-plus methodology, Service Provider shall provide the Company with reasonable detail of the cost of its provision of the Services in conjunction with its invoices.

      (d) Except to the extent set forth in the applicable Service Schedule, each of the Company and Service Provider shall bear its own costs and expenses with respect to the provision of Services. In the event so indicated in the applicable Service Schedule, the Company shall, at the direction of Service Provider, either reimburse Service Provider from time to time for, or pay directly, the out-of-pocket expenses incurred in providing the Services, including travel, accommodation, communication, meals and similar expenses.

Section 4. Limitation of Liability.

      (a) Except as otherwise expressly provided in this Section 4, Service Provider shall in no event have any liability to the Company under or as a result of this Agreement or the performance of the Services, except to the extent such liability results from the gross negligence, fraud or willful misconduct of Service Provider (or that of any agent, accountant, expert, attorney or Affiliate performing the Services as contemplated by Section 2(d)).

      (b) Without limiting the generality of the foregoing, Service Provider will not be liable to the Company for: (i) any loss of profits, loss of revenue, loss of reputation or goodwill; (ii) any indirect, special or consequential loss; or (iii) any exemplary or punitive damages, whether arising in contract, tort, negligence, misrepresentation, for breach of duty (including without limitation statutory duty) or otherwise.

      (c) Other than pursuant to Section 4(a) above, the maximum aggregate liability of Service Provider to the Company, whether in contract, tort (including without limitation negligence) or breach of duty (including without limitation statutory duty) or otherwise shall not exceed the Fees paid to Service Provider by the Company in the twelve months immediately preceding the relevant event, occurrence or omission and any amount recoverable under any insurance policies; provided that, with respect to liability of Service Provider to the Company related to the performance of a particular Service, the maximum liability of Service Provider shall be the aggregate fees paid to Service Provider by the Company with respect to such Service.

Section 5. Indemnification.

      (a) The Company shall indemnify Service Provider and its Affiliates and each of their respective officers, directors, employees, stockholders, members, partners, agents and representatives (each, an "Indemnified Person") and hold them harmless from and against any and all claims, losses, damages, liabilities, obligations and out-of-pocket costs or expenses, including reasonable attorneys' fees and expenses and costs and expenses of investigations (collectively, "Losses"), arising out of or resulting from this Agreement or Service Provider's performance of the Services (including through any agent, accountant, expert, attorney or Affiliate as contemplated by Section 2(d)), except to the extent such Losses result from Service Provider's gross negligence or willful misconduct in performing the Services (or that of any agent, accountant, expert, attorney or Affiliate performing the Services as contemplated by Section 2(d)).


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      (b) The Company shall promptly reimburse each Indemnified Person for all fees and expenses (including reasonable attorneys' fees and expenses) as such fees and expenses are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding (each, a "Proceeding") arising out of or resulting from this Agreement or the provision of the Services; provided that such Indemnified Person shall promptly repay to the Company any such amount to the extent judicially determined by judgment or order not subject to further appeal or discretionary review that such fees and expenses were not Losses subject to the indemnity provided by this
Section 5 (such Losses, "Indemnifiable Losses"). If for any reason (other than that the Losses sustained are not Indemnifiable Losses) the indemnification provided by this Section 5 is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

      (c) To the extent a claim in respect of any Proceeding as contemplated by this Section 5 is to be made by an Indemnified Person against the Company, the Company shall be entitled to participate in such Proceeding and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and, after notice from the Company to such Indemnified Person of its election to assume the defense thereof, the Company shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation (unless (i) counsel for such Indemnified Person advises that there are issues which raise conflicts of interest between such Indemnified Person and the Company, in which case such Indemnified Person may retain counsel reasonably satisfactory to it and the Company shall pay all reasonable fees and expenses of such counsel for such Indemnified Person or (ii) the Company has failed to diligently pursue the defense of a Proceeding it has assumed). No Indemnified Person shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution from the Company may be sought hereunder (whether or not the Company is an actual or potential party to such Proceeding) without the written consent of the Company, which consent shall not be unreasonably withheld. The Company shall not effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution from the Company may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Proceeding), on a basis that would result in (A) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of Service Provider or any of its Affiliates, (B) a finding or admission of any wrong-doing, (C) any monetary liability of the Indemnified Person that will not be promptly paid or reimbursed by the Company or (D) anything less than a complete release being provided to the Indemnified Person and its Affiliates.

      (d) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5 or otherwise by reason of the fact that such Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms and conditions of this Agreement.


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Section 6. Term and Termination.

      (a) The term of this Agreement begins on the date hereof and will continue until the earlier of (i) the expiration of each of the Service-specific terms set forth in the Service Schedules, if any, and (ii) the termination of this Agreement in accordance with clause (b) of this Section 6.

      (b) This Agreement may be terminated by either the Company or Service Provider upon thirty (30) days' prior written notice, unless a longer period with regard to any particular Service is provided for in the applicable Service Schedule.

      (c) Termination of this Agreement shall not prejudice or affect the parties' accrued rights and liabilities as at termination.

      (d) Sections 3 (with respect to amounts incurred prior to termination), 4, 5 and 11 through 18 shall survive any termination of this Agreement pursuant to this Section 6.

Section 7. Assignment and Sub-Contracting.

      (a) Except for the delegation of its obligations hereunder in accordance with and subject to the terms of Section 2(d), Service Provider shall not assign, delegate or otherwise transfer this Agreement or its obligations hereunder without the express prior written consent of the Company.

      (b) The Company shall not assign or otherwise transfer its rights under this Agreement without the express prior written consent of Service Provider.

Section 8. Notices.

      Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of telecopy notice, when received in legible form, addressed as set forth below:

      (a) If to the Company:

          Environmental Solutions Worldwide, Inc.
          335 Connie Crescent
          Concord, ON L4K 5R2
          Telephone No.:  (905) 695-4142
          Fax No.:  (905) 695-5013
          Attention:   Praveen Nair


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      (b) If to Service Provider:

          Orchard Capital Corporation
          6922 Hollywood Boulevard
          Suite 900
          Los Angeles, California 90028
          Telephone:  (323) 860-4900
          Telecopy:  (323) 860-4904
          Attention:  General Counsel

      Any party may change the address or telecopy number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or telecopy number in conformity with the provisions of this Section 8 for the giving of notice.

Section 9. Binding Nature of Agreement; Successors and Assigns; Amendment.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein. This Agreement may not be amended, modified or terminated (except as otherwise expressly provided herein) except by each of the parties hereto in writing.

Section 10. Entire Agreement.

      This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11. Controlling Law.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY CONFLICTS OF LAW RULES WHICH MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION).

Section 12. Choice of Forum.

      Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of any federal or California state court located within the County of Los Angeles (the "Chosen Courts") for any action, suit or proceeding arising out of or related to this Agreement (including any non-contractual disputes related hereto) and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts, (b) waives and agrees not to assert any objection to the laying of venue of any such action, suit or proceeding in any such court and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any Chosen Court has been brought in an inconvenient forum. The parties hereto hereby consent to and grant such Chosen Courts jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.


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Section 13. Waiver of Jury Trial.

      THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 14. Independent Contractor.

      The relationship of the parties under this Agreement shall be that of independent contractors only. Nothing contained in his Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their respective officers, directors, employees, stockholders, agents or representatives, or any other Person or entity.

Section 15. Third Party Beneficiary Rights.

      Except as provided in Section 5, no provisions of this agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner of any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties hereto.

Section 16. Indulgences Not Waivers.

      Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 17. Titles Not to Affect Interpretation.

      The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 18. Execution in Counterparts.

      This Agreement may be executed in any number of counterparts by facsimile, electronic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


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Section 19. Provisions Separable.

      The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                                        By:
                                                --------------------------------
                                                Name:
                                                Title:

                                        SERVICE PROVIDER:

                                        ORCHARD CAPITAL CORPORATION

                                        By:
                                                --------------------------------
                                                Name:  Richard S. Ressler
                                                Title: President


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Orchard Capital Corp.                                               Confidential

                               SERVICE SCHEDULE 1

DESCRIPTION OF SERVICE:  As may be agreed upon by the parties from time to time, including those duties customarily performed by the Chairman of the Board and executive of the Company as well as providing advise and consultation on general corporate matters, and on other projects as may be assigned by the Company's Board of Directors on an as needed basis (the "Service").

TERM: January 30, 2011 until terminated upon thirty (30) days' prior written notice by either of the parties.

FEES:                    $300,000 per annum.

OTHER: The Company shall reimburse Service Provider for any out-of-pocket expenses incurred by Service Provider in providing the Service, including but not limited to travel, accommodation, communication, meals and similar expenses.